Exhibit 4.1

number	SHARES
******

COVENANT GROUP OF CHINA INC.
Incorporated under the Laws of the State Of Nevada

100,000,000 SHARES COMMON STOCK
US$.001 Par Value Per Share
THIS CERTIFIES that _________________________________________________________________________	is the owner of
__________________________________________________________________________________________	shares of COMMON STOCK
of Covenant Group of China Inc., fully paid and non-assessable, transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed.

The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers this
________________________________	day of ___________________________	, 20_____.

_________________________________ SECRETARY	____________________________________ PRESIDENT

FOR VALUE RECEIVED, ______ hereby sell, assign and transfer unto

Please Insert Social Security or other
Identifying Number of Assignee

______________________________________________________________________________________________________________________Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________________ Attorney, to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated: _______________, 20____

In presence of
_______________________________________

_______________________________________